UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2015

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 5, 2015, Autoliv, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, a total of 84,372,291 shares were represented in person or by valid proxy and the Company’s stockholders took the following actions:

Election of Directors

Ms. Aicha Evans, Dr. Xiaozhi Liu and Messrs. David E. Kepler, George A. Lorch and Kazuhiko Sakamoto were each re-elected to the Board for a one-year term until the 2016 annual meeting of stockholders. Dr. Wolfgang Ziebart withdrew his name from nomination for election to the Board prior to the Annual Meeting. Votes that were submitted with instruction to vote for all of the Board’s nominees were only voted for the remaining nominees, Ms. Evans, Dr. Liu and Messrs. Kepler, Lorch and Sakamoto, and any votes that were submitted with instruction to vote for Dr. Ziebart were disregarded.

The votes cast were as follows:

Ms. Aicha Evans: 81,158,635 votes for, 1,677,799 votes withheld and 1,535,857 broker non-votes.

Mr. David Kepler: 81,167,016 votes for, 1,669,418 votes withheld and 1,535,857 broker non-votes.

Dr. Xiaozhi Liu: 80,914,798 votes for, 1,921,636 votes withheld and 1,535,857 broker non-votes.

Mr. George Lorch: 80,162,821 votes for, 2,673,613 votes withheld and 1,535,857 broker non-votes.

Mr. Kazuhiko Sakamoto: 80,912,232 votes for, 1,924,202 votes withheld and 1,535,857 broker non-votes.

Advisory Vote on Executive Compensation

Stockholders of the Company approved, on a non-binding, advisory basis, a resolution approving the compensation of the Company’s named executive officers for fiscal year 2014. The votes cast were as follows:

64,761,155 votes for, 15,180,968 votes against, 2,894,311 abstentions and 1,535,857 broker non-votes.

Ratification of Appointment of Independent Auditors

Stockholders of the Company ratified the appointment of Ernst & Young AB as the Company’s independent registered public accounting firm for fiscal year 2015. The votes cast were as follows:

81,784,816 votes for, 726,942 votes against, 1,860,533 abstentions and 0 broker non-votes.

The proposals presented at the Annual Meeting are described in detail in the Company’s Definitive Proxy Statement for the Annual Meeting (the “2015 Proxy Statement”), which was filed with the Securities and Exchange Commission on March 23, 2015.

Item 8.01 Other Events.

Committees of the Board

On May 5, 2015, the Company issued a press release announcing changes approved by the Board to the membership of the committees of the Board. As of May 5, 2015, the committees of the Board will have the following memberships:

Audit Committee: Robert W. Alspaugh (Chairman), Franz-Josef Kortüm, David E. Kepler

Compensation Committee: James M. Ringler (Chairman), Franz-Josef Kortüm, Xiaozhi Liu, George A. Lorch

Nominating and Corporate Governance Committee: George A. Lorch (Chairman), Xiaozhi Liu, James Ringler and Kazuhiko Sakamoto

Compliance Committee: Kazuhiko Sakamoto (Chairman), Robert W. Alspaugh, David E. Kepler

Third Quarter Dividend

In the same press release, the Company announced that the Board declared a quarterly dividend of 56 cents per share for the third quarter of 2015. The dividend will be payable on September 3, 2015 to Company stockholders of record on the close of business on August 20, 2015. The ex-date will be August 18, 2015 for holders of the common stock listed on the New York Stock Exchange (NYSE) and August 19, 2015 for holders of Swedish Depository Receipts (SDRs) listed on the NASDAQ OMX, Stockholm.

Item 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated May 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Fredrik Peyron
Name:	Fredrik Peyron
Title:	Group Vice President – Legal Affairs
General Counsel and Secretary

Date: May 5, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated May 5, 2015.